UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2004

INDEPENDENT BANK CORPORATION
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	0-7818 (Commission File Number)	38-2032782 (IRS Employer Identification no.)

230 West Main Street Ionia, Michigan (Address of principal executive office)	48846 (Zip Code)

(616) 527-9450
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        [  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        [  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        [  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        [  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Material Definitive Agreement

        On September 30, 2004, Independent Bank Corporation, a Michigan corporation (“IBC”), entered into an Escrow Agreement with the Edward M. Walder Trust and the Paul M. Walder Trust (the “Shareholders”), and J.P. Morgan Trust Company, N.A., a national banking association (as “Escrow Agent”). The Shareholders are former shareholders of Mepco Insurance Premium Financing, Inc., a former Illinois corporation (“Mepco-Illinois”). Pursuant to an Agreement and Plan of Merger by and among the Shareholders, IBC, and certain other parties, dated as of February 24, 2003, as amended (the “Merger Agreement”), Mepco-Illinois was merged with and into a newly-formed Michigan corporation now operating as Mepco Insurance Premium Financing, Inc. (“Mepco”). The merger was effective April 15, 2003. Mepco is wholly-owned by Independent Bank, a Michigan banking corporation and a wholly-owned subsidiary of IBC. Edward M. Walder is a director and the President, Chief Executive Officer, and Treasurer of Mepco, and Paul M. Walder is a director and the Executive Vice President, Secretary, and Assistant Treasurer of Mepco.

        As disclosed in a press release issued by IBC and filed with the Securities and Exchange Commission on Form 8-K on July 29, 2004, IBC recorded a liability of $2,700,000 during the quarter ended June 30, 2004, with a corresponding charge to its earnings, for potential third party claims related to an internal investigation being conducted at Mepco. As disclosed in such press release, the Shareholders may have certain indemnification obligations to IBC pursuant to the Merger Agreement for the matters being investigated.

        The Escrow Agreement was entered into for the sole purpose of funding any obligations beyond the amount accrued by IBC. The Escrow Agreement gives IBC the right to have all or a portion of the escrow account distributed to it from time to time if the aggregate amount that IBC (together with any of its affiliates, including Mepco) is required to pay any third parties as a result of the matters being investigated exceeds $2,700,000. To date, neither IBC nor any of its affiliates have received any third party claims related to the matters being investigated, nor have any amounts been paid.

        The Escrow Agreement is not an agreement with respect to any indemnification obligations owed by the Shareholders to IBC pursuant to the Merger Agreement. The Escrow Agreement also does not represent a determination or agreement that the total, potential liability arising out the matters being investigated would equate to the sum of the accrued liability and the value of the escrowed amount.

        Under the direction of its Audit Committee, IBC expects to complete the investigation by the end of 2004, although no assurances can be made to that effect.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 4, 2004	By: /s/ Robert N. Shuster Robert N. Shuster, Executive Vice President & CFO